                                                                   EXHIBIT 11.3

                             WESTFIELD AMERICA, INC.

                        COMPUTATION OF PER SHARE EARNINGS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for nine months ended
  September 30, 2000 (1)                                                      $13.38

BASIC

COMMON SHARES OUTSTANDING:
As of January 1, 2000                                      73,347                                   274              73,347
Issued May 15, 2000                                             7                                   138                   3
Issued September 18, 2000                                       1                                    12                   -
                                                                                                             ---------------
                                                                                                                     73,350

Net income                                                                                                          $43,844
Less dividends on preferred shares:
   Series A                                                                   $6,517
   Series B                                                                    1,998
   Series C                                                                    4,781
   Series C-1                                                                  1,594
   Series C-2                                                                  1,594
   Series D                                                                    7,969
   Series D-1                                                                  1,594
   Series E                                                                    5,483                               (31,530)
                                                                      ---------------                        ---------------

Net income allocable to common shares                                                                               $12,314
                                                                                                             ===============
Basic earnings per share amount                                                                                       $0.17
                                                                                                             ===============
DILUTED

Common shares outstanding:                                                                                           73,350

1996 Warrants:
As of January 1, 2000                                       6,246
Series A Preferred Shares                                  (5,871)
                                                   ---------------
   Excess 1996 Warrants (a)                                   375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $13.38
   Exercise Price (c)                                                         $16.01
Common equivalent shares ((b-c)/a)*b                                                                274                   0

1997 Warrants:
As of January 1, 2000                                       2,090
Series B Preferred Shares                                  (1,800)
                                                   ---------------

   Excess 1997 Warrants (d)                                   290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $13.38
   Exercise Price (e)                                                         $15.00
Common equivalent shares ((b-e)/d)*b                                                                274                   0

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                  COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                                  Average
                                                                                                Days               Shares
                                                                                             Outstanding         Outstanding
                                                                                            --------------     ---------------
2000 Warrants:
As of June 1, 2000                                            2,840
Series F Preferred Shares                                    (2,703)
                                                     ---------------
Excess 2000 Warrants (h)                                        137
                                                     ---------------
Per Share Price
   Average Market Price (b)                                                      13.38
   Exercise Price (f)                                                            19.42
Common equivalent shares ((b-f/h)*b)                                                                  122                   0


1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                             A$465,000
Exchange Rate at September 30, 2000                         $0.5450         $253,425(g)
Per Share Price
   Average Market Price (b)                                                     $13.38
Common equivalent shares (g*.05)/(b*.95)                                           997                274                 997

INVESTOR UNIT RIGHTS:
Units Issued 12/9/98                                                               978                274                 978
Units Issued 1/1/99                                                              1,186                274               1,186
                                                                                                               ---------------
Common equivalent shares                                                                                                2,164
                                                                                                               ---------------
Weighted average common and common equivalent shares                                                                   76,511
                                                                                                               ===============
Net income                                                                                                            $43,844
Add net income allocable to investor unit rights                                                                          197

Less net income allocable to preferred shares                                                                        (31,530)
                                                                                                               ---------------
Net income allocable to common shares                                                                                 $12,511
                                                                                                               ===============
Diluted earnings per share amount                                                                                       $0.16
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.